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                                                                     Exhibit 1f


                            JOHN HANCOCK WORLD FUND

           Instrument Changing Names of Series of Shares of the Trust
           ----------------------------------------------------------

        The Trustees of John Hancock World Fund (the "Trust"), hereby amend the Trust's Amended and Restated Declaration of Trust dated February 8, 1994, to the extent necessary to reflect the change of the name of the John Hancock Global Retail Fund to John Hancock Global Marketplace Fund, effective December 12, 1995.

        IN WITNESS WHEREOF, the Trustees of the Trust have executed this Instrument on the 11th day of December, 1995.



/s/Dennis S. Aronowitz                  /s/Gail D. Fosler
----------------------                  -----------------
Dennis S. Aronowitz                     Gail D. Fosler

/s/Edward J. Boudreau, Jr.              /s/Bayard Henry
--------------------------              ---------------
Edward J. Boudreau, Jr.                 Bayard Henry

/s/Richard P. Chapman, Jr.
--------------------------              ---------------------
Richard P. Chapman, Jr.                 Richard S. Scipione

/s/William J. Cosgrove                  /s/Edward J. Spellman
----------------------                  ---------------------
William J. Cosgrove                     Edward J. Spellman



        The Declaration of Trust, a copy which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one lor more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.
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COMMONWEALTH OF MASSACHUSETTS)
                             )ss
COUNTY OF SUFFOLK            )



        Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Gail D. Fosler, Bayard Henry, and Edward J. Spellman, who each acknowledged the foregoing instrument to be his or her free act and deed, before me, this 11th day of December 1995.


                                        Ann Marie Kalapinski
                                        --------------------
                                        Notary Public

                                        My commission expires: 10/20/00
                                                               --------